Annex A

Directors and Executive Officers of Lotus Advanced Technology Limited Partnership

The names of the directors and the names and titles of the executive officers of Lotus Advanced Technology Limited Partnership and their principal occupations are set forth below. Except as stated otherwise below, the business address of the directors and executive officers is Sertus Chambers, P.O. Box 905, Quastisky Building, Road Town, Tortola, British Virgin Islands.

Position with Lotus
	Advanced Technology	Present Principal
Name	Limited Partnership	Occupation	Citizenship
Director(s):
None
Executive Officer(s):
None

Directors and Executive Officers of Lotus Technology International Investment Limited

The names of the directors and the names and titles of the executive officers of Lotus Technology International Investment Limited and their principal occupations are set forth below. Except as stated otherwise below, the business address of the directors and executive officers is Craigmuir Chambers, Road Town, Tortola, VG 1110, British Virgin Islands.

Position with Lotus
Technology
	International	Present Principal
Name	Investment Limited	Occupation	Citizenship
Director(s):
Donghui Li(1)	Director	Vice Chairman of Geely	Chinese
Holding Group
Executive Officer(s):
None

(1)	The business address of Donghui Li is No. 1760 Jiangling Road, Binjiang District, Hangzhou, Zhejiang, China.

Directors and Executive Officers of Lotus Group International Limited

The names of the directors and the names and titles of the executive officers of Lotus Group International Limited and their principal occupations are set forth below. Except as stated otherwise below, the business address of the directors and executive officers is Potash Lane, Hethel, Norwich, Norfolk, NR14 8EZ, England.

Position with Lotus
Name	Group International	Present Principal
	Limited	Occupation	Citizenship
Director(s):
Qingfeng Feng(1)	Director	Chief Executive Officer and	Chinese
Director of Lotus Technology Inc.
Quan Zhang(2)	Director	Chief Financial Officer of Geely	Chinese
Yuan Shen(3)		Holding Group
	Director	Chief Technology Officer of	Chinese
Amrin Bin Awaluddin(4)		Geely Holding Group
	Director	Group Managing Director and	Malaysian
Chief Executive Officer of
Executive Officer(s):		Tradewinds Group (M) Sdn Bhd

Matthew Nice	Executive Director of	*	British
Corporate Office
David Careless	Executive Director of	*	British
Finance
Carl Elston	Executive Director of	*	British
Quality
Paul Tedstone	Executive Director of	*	British
Jun Chen(5)	Supply
	Chief Financial	Financial Controller of Lotus	Chinese
	Officer	Technology Inc.
William Xing	Group Vice President	*	Chinese
of Human Resources

*	The principal occupation is the same as his/her position with Lotus Group International Limited.

(1)	The business address of Qingfeng Feng is No. 800 Century Avenue, Pudong District, Shanghai, People’s Republic of China.

(2)	The business address of Quan Zhang is No. 1760 Jiangling Road, Binjiang District, Hangzhou, Zhejiang, China.

(3)	The business address of Yuan Shen is No. 1760 Jiangling Road, Binjiang District, Hangzhou, Zhejiang, China.

(4)	The business address of Amrin Bin Awaluddin is Level 4C, No 88 Jalan Perdana, Taman Tasik Perdana, 50480 Kuala Lumpur, Malaysia.

(5)	The business address of Jun Chen is No. 800 Century Avenue, Pudong District, Shanghai, People’s Republic of China.